SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2002

FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-24133	62-1376024

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Public Square, Franklin, Tennessee	37064

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 790-2265

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-2.1.1 - AMENDMENT #1 TO AFFILIATION AGMT

Item 5. Other Events.

     On September 9, 2002, Franklin Financial Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Affiliation Agreement by and among the Company, Fifth Third Bancorp (“Fifth Third”) and Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third. Pursuant to the Amendment, certain dates in the Affiliation Agreement relating to certain regulatory filings have been extended by 60 days and the date by which the merger must be completed has been extended to April 1, 2003.

     All other terms of the Affiliation Agreement remain in effect.

     The preceding description of certain terms of the Amendment is qualified in its entirety by reference to the Amendment which is included as an exhibit to this report and incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

2.1.1	Amendment No. 1, dated September 9, 2002, to the Affiliation Agreement, dated as of July 23, 2002, by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

	By:	/s/ Lisa Musgrove

Lisa Musgrove, Chief Financial Officer

Dated: September 10, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1.1	Amendment No. 1, dated September 9, 2002 to the Affiliation Agreement, dated as of July 23, 2002, by and among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation.